                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to (S) 240.14a-12

                            POGO PRODUCING COMPANY
                            ----------------------
               (Name of Registrant as Specified In Its Charter)
                            ----------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transactions:
     (5) Total fee paid:

---------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

[LOGO]

                POGO PRODUCING COMPANY TO ACQUIRE NORTH CENTRAL
                  OIL CORPORATION IN $750 MILLION TRANSACTION

Houston, TX, November 20, 2000 - Pogo Producing Company (NYSE: PPP) ("Pogo") today announced that its board of directors has approved a definitive merger agreement to acquire NORIC Corporation, the parent corporation of North Central Oil Corporation ("North Central") for approximately $630 million in cash and Pogo common stock. Pogo will also assume approximately $120 million of North Central's net debt. The combined company will have an equity value of approximately $1.3 billion and a total enterprise value of approximately $2.2 billion.

The transaction will be accounted for as a purchase and is expected to be immediately accretive to earnings, cash flow, reserves and production per share. Pogo anticipates that the transaction can be completed in the first quarter of 2001.

Under the agreement, NORIC shareholders will receive approximately $630 million in a combination of 50% cash and 50% Pogo common stock, subject to a collar. The transaction is expected to be tax free to Pogo and tax free to NORIC shareholders to the extent they receive Pogo common stock.

On a pro forma basis, the merger is anticipated to:

        . Increase Pogo's total proved oil and gas reserves by 63% from 847.4
          Billion cubic feet of natural gas equivalent ("Bcfe") consisting of 44% gas and 56% oil as of year-end 1999 to 1,379.7 Bcfe consisting of 61% gas and 39% oil

        . Increase Pogo's projected annual 2000 production by 35% from 122 Bcfe to 165 Bcfe

        . Complement Pogo's already attractive reserve and production mix with North Central's quality North American natural gas assets

        . Extend Pogo's current indicated reserve life by 20% to 8.3 years

Paul G. Van Wagenen, chairman, president and chief executive officer of Pogo, said, "Pogo has had a record year in terms of both revenues and production. Now, through our exciting combination with North Central, we can look forward to building on these successes in the years ahead. This transaction will enable us to achieve a number of key strategic objectives going forward, including the significant enhancement of our long-lived North American natural gas position and improved exploration and production potential in our core domestic operating areas in and around the Gulf of Mexico. North Central has an unbroken 17-year reserve replacement record, as well as a large inventory of operated properties, high-impact potential prospects and attractive exploration acreage. We expect to realize additional benefits from our increased production of natural gas, which we believe will be the energy commodity of choice for the next several years."

                                     -more-

"We are excited about the tremendous upside potential this transaction creates for our company, our shareholders and our employees alike. Our combination with North Central will provide us with a highly concentrated property mix centered in five core areas, augmenting our strong presence in the Gulf of Mexico and Permian Basin areas and further diversifying our existing operations in Thailand and Hungary with new properties in the Rocky Mountain region. Additionally, the cash flow generated from our increased production will serve to fund Pogo's sizable inventory of high-impact exploration projects. This transaction will also result in a stronger financial position for the combined company, which will allow us to more aggressively pursue future exploration, development and acquisition opportunities," he continued.

"By matching North Central's operational strengths with our successful approach to identifying, developing and producing from high-quality properties around the world, we will realize a more profitable, cost-efficient structure for the combined company. What's more, the addition of North Central's talented employees, including several highly trained scientists and technicians, will further enhance Pogo's first-rate team. The depth of skill sets created by this combination will enable us to seize exciting high-growth opportunities around the world," Mr. Van Wagenen concluded.

Proved Reserves. On a pro forma basis, total proved reserves will be approximately 1.4 Tcfe reflecting Pogo's reserves of 847.4 Bcfe as of December 31, 1999 and North Central's reserves of 532.3 Bcfe as of June 30, 2000. The combination will result in an improved geographic diversification of the new company's reserve base. North Central's reserves, located exclusively in North America, will be blended with Pogo's 56% domestic and 44% international reserves. With the addition of North Central's reserves, which are comprised of 88% natural gas, Pogo's natural gas reserves will be more than doubled. The resulting pro forma reserve mix will be 61% natural gas and 39% oil.

Exploration. Pogo's attractive core exploration regions that include the Gulf of Mexico, offshore Thailand, the Permian Basin, Hungary, Canada, and the North Sea are accentuated by North Central's significant onshore potential in the South and East Texas, South Louisiana and Rocky Mountain areas. The Los Mogotes and Hundido Fields, located in Zapata County, Texas, contain multiple Wilcox horizons where significant reserve potential has been identified by analysis of the existing 124 square miles of licensed 3-D seismic. In the Rocky Mountains, the down-dip potential of the Madden Deep Unit is estimated to be extensive. There are also over 140 identified exploration drilling locations to pursue in the onshore and offshore Gulf Coast regions.


                                     -more-

Development. In Thailand, Pogo will continue to develop the Benchamas, Tantawan, and Maliwan fields. The company is in the process of upgrading facilities to handle the current prolific production and is also initiating development of at least six additional platform areas. The offshore Gulf of Mexico will require deep-water development of Pogo's Mississippi Canyon 661/705 and Ewing Banks 871/872 discoveries. In the Permian Basin, Pogo will continue the highly successful development campaigns of dozens of fields with Brushy Canyon and Morrow production. The companies' combined program will also include 100 development opportunities in South Texas. In the Shallow Madden Lower Fort Union formation, there are over 50 development locations that have been identified to pursue. Synergy of operations will result from North Central's Main Pass 10 development with Pogo's forthcoming development of significant discoveries in Main Pass 76 and Main Pass 61/62.

Discretionary Cash Flow. In 1999, Pogo and North Central generated a combined $132.5 million of discretionary cash flow. Given the rising production profiles of both companies and expectations for continued improvement in commodity prices, pro forma discretionary cash flow is projected to increase by 185% to $378 million in 2000. Pogo plans to hedge a significant portion of North Central's gas volumes through at least 2002 to take advantage of the strong North American natural gas market.

Under the terms of the agreement, NORIC's shareholders will receive approximately $315 million of Pogo common shares so long as the average closing price of Pogo stock during the 20-day trading period ending on the fifth trading day prior to the merger closing is between $22.25 and $27.25. If the average closing price is less than $22.25, the number of Pogo common shares to be issued will be approximately 14.2 million. If the average closing price is greater than $27.25, the number of Pogo common shares to be issued will be approximately
11.6 million.

Pogo intends to finance the cash portion of the acquisition through a combination of cash on hand and a new bank revolving credit facility.

Pogo expects the transaction to result in general and administrative cost efficiencies of approximately 40%. Savings are expected to come from the elimination of duplicative activities, improved operating efficiencies and the combination of the companies' work forces.

The combined company, to be called Pogo Producing Company, will be headquartered in Houston, TX. Upon closure of the transaction, Paul G. Van Wagenen will remain as chairman, president and chief executive officer of the combined company.

The transaction is conditioned upon, among other things, the approval of the stockholders of both companies and customary regulatory approvals.

Merrill Lynch & Co. acted as financial advisor and provided a fairness opinion to Pogo, and Baker Botts LLP acted as Pogo's legal advisors. Goldman, Sachs & Co. served as financial advisor to NORIC and North Central and Shearman & Sterling served as legal advisors.


                                     -more-

About North Central Oil Corporation

North Central is an independent oil and gas exploration and production company headquartered in Houston, TX with properties concentrated in four core areas:
South Texas, the Rocky Mountains, South Louisiana and the Texas Gulf Coast.


About Pogo Producing Company

Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns various ownership interests in 106 federal and state Gulf of Mexico lease blocks offshore from Louisiana and Texas. Pogo also owns approximately 340,000 gross leasehold acres in various oil and gas provinces onshore in the United States and Canada, approximately 713,000 gross acres in the Gulf of Thailand, approximately 778,000 gross acres in Hungary, and approximately 193,000 gross acres in the United Kingdom and Denmark sectors of the North Sea.


Private Securities Litigation Reform Act Safe Harbor Statement

Except for the historical and present factual information contained herein, the matters set in this presentation, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in Pogo's reports filed with the SEC. Pogo and North Central disclaim any responsibility to update these forward-looking statements.


Additional Information

Investors and security holders of Pogo Producing Company are urged to read the proxy statement regarding the business combination transactions referred to above, when it becomes available, because it will contain important information. The proxy statement will be filed with the SEC by Pogo Producing Company. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Pogo Producing Company with the SEC at the SEC's website at www.sec.gov. The proxy statement and these
                                -----------
other documents may also be obtained free of charge by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046,
Attn: Investor Relations, or by telephone at (713) 297-5000 or by fax at
(713) 297-5100.

In addition, the identity of the individuals who, under SEC rules, may be considered "participants in the solicitation" of Pogo Producing Company stockholders, in connection with the proposed merger, and information concerning their interests, is available in an SEC filing under Schedule 14A made by Pogo Producing Company on November 20, 2000.


                                     -more-

There will be a financial analyst teleconference call on Monday, November 20, 2000 at 9:45 AM EST. The call can be monitored through a live broadcast via the World Wide Web at www.pogoproducing.com and www.streetfusion.com. A rebroadcast
                  ---------------------     --------------------
will be available on both of these websites through December 20, 2000.
Real Network's Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or
                                         ------------
www.microsoft.com/windows/mediaplayer.
-------------------------------------

Contact for Pogo:
James P. Ulm II
Vice President and Chief Financial Officer
(713) 297-5152

                                   #   #   #

[Information regarding participants required by Rule 14A-12 (a)(1)(i)]


Pogo Producing Company, a Delaware corporation ("Pogo") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed merger (the "Merger") of NORIC Corporation, a New York corporation ("NORIC") with and into Pogo, and the issuance of common stock, par value $1.00 per share, of Pogo in connection therewith, pursuant to the Agreement and Plan of Merger Among Pogo Producing Company and NORIC Corporation and the Shareholders signatory thereto dated as of November 19, 2000. The participants in this solicitation may include the directors of Pogo (Paul G. Van Wagenen (Chairman of the Board, President and Chief Executive Officer); Jerry M. Armstrong; Jack S. Blanton, W. M. Brumley, Jr.; Robert H. Campbell; William L. Fisher; Gerrit W. Gong; Frederick A. Klingenstein; and Stephen A. Wells); and the following officers of Pogo: Paul G. Van Wagenen; Stuart P. Burbach; John O. McCoy, Jr.; David R. Beathard; Stephen R. Brunner; Thomas E. Hart; Gerald A. Morton; and James P. Ulm, II. As of the date of this communication, none of the foregoing participants beneficially own individually in excess of 1% of Pogo common stock, except for Frederick A. Klingenstein, who beneficially owns 8.14%.

[End of information regarding participants]



[Beginning of additional material which may be deemed solicitation material]

[LOGO]  Pogo Producing Company


Acquisition of North Central Oil Corporation



November 2000

Transaction Summary

Purchase Price:                  . $630 million

Transaction Value:               . $750 million

Structure:                       . 50% Cash, 50% Stock
                                 . Purchase Accounting
                                 . Tax-free Reorganization

Closing:                         . First Quarter 2001




                                  [LOGO] Pogo Producing Company

                   Overview of North Central Oil Corporation



                                        [LOGO] Pogo Producing Company

Overview of North Central Oil Corporation


Acquisition Rationale

        . Long-lived North American reserves heavily weighted towards natural gas
          [arrow] 88% natural gas with 12.4 R/P ratio

        . High percentage of operated properties with large working interest
          [arrow] Operates 65% of current production

        . Highly focused exploration and development programs
          in attractive core areas
          [arrow] South Texas         [arrow] South Louisiana
          [arrow] Rocky Mountains     [arrow] Upper Texas Gulf Coast

        . Large inventory of attractive exploration prospects with high impact potential

        . Exceptional operating expertise and low cost structure



                                        [LOGO] Pogo Producing Company

                   Overview of North Central Oil Corporation

Exploration and Production Assets


           [Map showing core areas in Texas, Louisiana and Wyoming]


            E&P Areas                           3-D Seismic
            ---------                           -----------
            South Texas                         416 square miles
            Upper Texas                          16 square miles
            Gulf Coast
            South Louisiana                     361 square miles
            Rocky Mountains                     180 square miles


Asset Overview

                         [Pie Chart]

                    South Texas            -  41%
                    Rocky Mountains        -  36%
                    South Louisiana        -  16%
                    Upper Texas Gulf Coast -   4%
                    Royalty                -   3%

Total Proved Reserves = 532.3 Bcfe(1)

(1) As of June 30, 2000.



                                               [LOGO] Pogo Producing Company

                   Overview of North Central Oil Corporation


                [Bar Graph Showing Total Proved Reserve Growth]

                            Year               Bcfe
                            ----               ----
                            1996                165
                            1997                247
                            1998                389
                            1999                432
                         6/30/2000              532


      [Bar Graph Showing Total Production Growth (2000 R/P RATION: 12.4)]

                            Year               Bcfe
                            ----               ----
                            1996               18.0
                            1997               20.6
                            1998               26.1
                            1999               38.2
                            2000E              43.5

             [Bar Graph Showing Lease Operating Expenses ($/Mcfe)]

                            Year              $/Mcfe
                            ----              ------
                            1996              $0.78
                            1997              $0.86
                            1998              $0.62
                            1999              $0.55
                       3 yr Average           $0.64


                                          [LOGO] Pogo Producing Company

Overview of North Central Oil Corporation

Finding Cost Comparison(1)

                                  [Bar Graph]

                          Newfield            $1.38
                          Tom Brown           $1.22
                          Louis Dreyfus       $1.18
                          Pogo                $1.10
                          Barrett             $1.03
                          Mitchell            $0.85
                          Cross Timbers       $0.71
                          North Central       $0.67
                          Nuevo Energy        $0.47

(1)  Data based on Mid-Cap companies' 3 year revised finding costs.
     Source: Merrill Lynch Oil and Gas Producers research report from July 11, 2000 and management estimates.


                                                   [LOGO] Pogo Producing Company

                   Overview of North Cental Oil Corporation

            [Bar Graph Showing Revenue and Discretionary Cash Flow]


           Revenue                          Discretionary Cash Flow
  Year                                      Year
  ----                                      ----
  1996          $ 52,000,000                1996          $ 28,000,000
  1997          $ 58,000,000                1997          $ 32,000,000
  1998          $ 60,000,000                1998          $ 32,000,000
  1999          $ 88,000,000                1999          $ 51,000,000
  2000E(1)      $164,000,000                2000E(1)      $103,000,000

(1) Prior to loss associated with unwinding a multi-year natural gas price hedge.


                                        [LOGO] Pogo Producing Company

                                 North Central

                              Major Field Summary



                                         [LOGO] Pogo Producing Company

Rocky Mountains

NORTH CENTRAL MAJOR FIELD SUMMARY

        [Structure Map on the Lower Fort Union Horizon - - Madden Field]

            [Structure Map on the Madison Horizon - - Madden Field]

Madden Field

Operator: Burlington
WI: 12.5% ave.

Exploration: Potential of 31 exploratory locations available upon continued drilling success.

Rate: 18.5 mmcf/d net

Wells:  69 Shallow
         4 deep
        --
        73 wells

Producing Horizons:
Fort Union    5,000-10,000'
Lance        10,000-14,000'
Mesaverde    15,000-16,000'
Cody         17,000-18,000'
Madison      23,000-26,000'

Activity: Two continuous drilling programs are ongoing with a deep and shallow drilling at all times. A significant upgrade to the plant facilities is ongoing. Additional rigs are expected for future drilling.


                                         [LOGO] Pogo Producing Company

South Texas

NORTH CENTRAL MAJOR FIELD SUMMARY


[A Net Pay Isochore Map on the Upper Asche 1 Sand Horizon in the Los Mogotes Field]


Los Mogotes Field

Operator: North Central
WI: 65%

Exploration: Based on past success, multiple exploratory locations have been identified.

Rate: 20.6 mmcf/d net

Wells: 40 wells

Producing Horizons:
   Queens City     3,000-5,000'
   Upper Asche     7,000-8,8000'
   Lower Asche     8,300-10,500'
   Charco         10,000-10,500'
   Lobo           11,000-13,000'

Activity: An active drilling program is ongoing with 117 locations identified. That does not include exploratory locations.


                                                   [LOGO] Pogo Producing Company

South Texas

NORTH CENTRAL MAJOR FIELD SUMMARY


[A Structure Map on the Lobo 1 Sand Horizon in the Hundido Field]


Hundido Field

Operator: North Cental
WI: 98%

Exploration: Adjacent undrilled fault blocks are identified for potential drilling.

Rate: 21.3 mmcf/d net

Wells: 54 active

Producing Horizons:
   Lobo         9,000-10,000'
   Wilcox       9,500-10,000'

Activity: Twenty development locations remain to be drilled, along with three exploratory locations.

                                                   [LOGO] Pogo Producing Company

South Louisiana

NORTH CENTRAL MAJOR FIELD SUMMARY

[A Composite Structure Map on the South Pass Block 24 Field]

South Pass 24 Field

Operator: North Central
WI: 26%

Exploration: Three exploratory locations identified, along with deeper unexplored potential.

Rate: 1 mmcf/d 600 bopd

Wells: 80 wells

Producing Horizons:
   27 Miocene sands
   2,000 - 9,500'

Activity:
   The first ever 3-D in this area is being shot in late 2000. Potential from 10,000-14,000 is unknown, however, there is production from the lower sands in surrounding fields.


                                                   [LOGO] Pogo Producing Company

POGO PRODUCING COMPANY



                                              [LOGO] Pogo Producing Company

                                                                              15
Pogo Producing Company

World Ventures


[A graphic map of the world showing Pogo Producing Company core areas of activity, including: Alberta, Canada, the United Kingdom and Danish sectors of the North Sea; Hungary; the Gulf of Thailand; the Coastal Onshore and Offshore areas of the Gulf of Mexico and the New Mexico and West Texas portions of the Permian Basin.]

                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

Offshore Division


[A map of the Central and Western Outer Continental Shelf areas of the Gulf of Mexico highlighting leases currently held by Pogo Producing Company, including those held by production (development) and under their primary term (exploration). Several leases are highlighted, including: Galveston Block 240 (where Pogo owns a 50% working interest); Ewing Banks Blocks 871/872 (where Pogo owns a 50% working interest); Main Pass Blocks 61/62 (where Pogo owns a 100% working interest) and South Pass Blocks 90/91 (where Pogo owns a 50% working interest).]


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

Main Pass 61 & 62


[A map showing the location of oil and gas fields on Pogo's Main Pass Blocks 61, 62, 72 and 73. Two type logs are identified. One is a type log showing the J-6 Sand horizon on Main Pass Blocks 72/73. The second type log, identified as the Pogo-OCS-G-16493 #1 and showing the J-6 Sand horizon on Pogo's recent Main Pass Block 61 No. 1 Well illustrates 96 feet of Oil Pay. The well, in which Pogo holds a 100% Working Interest, is located in 92 feet of water.]


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

Ewing Bank 871 & 872



[A map showing the location of oil and gas fields on Ewing Banks Blocks 871, 872, 873 and 917. Included are type logs for portions of: the Ewing Banks Block 871 No. 1 Well showing 59 feet of Net Oil Pay at the 9500 foot sand horizon and 75 feet of Net Oil Pay at the 10,200 foot Sand horizon; the Ewing Banks Block 873 No. A-6 well; and the Ewing Banks Block 917 No. 1 well. Details on the map included: a color coded legend of:

9500'  SD PROVEN
9500'  SD POTENTIAL
10200' SD PROVEN
10200' SD POTENTIAL
12000' SD POTENTIAL;

a description of the Lobster field:

LOBSTER Field
90 MMBO + 67 BCF
18 Wells;

a description of the Oyster field:

OYSTER Field
5.7 MMBO + 5 BCFG
in 20 months
9500 BOPD
subsea tieback to Lobster;

and information regarding the Ewing Banks 871 No. 1 well:

EWB 871 #1
Discovery (2) Zones
225' Gross Oil Pay
134' Net Oil Pay
Flowed 4,339 BOPD
+ 2,932 MCFGPD
From 10,200' Sand


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

MC 661/705 Development Block


[A map showing the location of oil and gas fields on Mississippi Canyon Blocks 661 and 705. Shown on the map are two type logs. One type log of the Mississippi Canyon Block 661 Texaco No. 1 well shows the 10,500 foot sand horizon. This well was drilled in the 1st Quarter of 1999 to a total depth of 13,258 feet and was temporarily abandoned as a productive well. The other type log shows the Mississippi Canyon Block 705 Pogo #1 well 11,000 foot sand horizon. This well was drilled in the 4th Quarter of 1999 to a total depth of 15,290 feet and was temporarily abandoned as a productive well. The map illustrates a potential location or future sidetrack location, the Mississippi Canyon Block 705 Pogo No. 2 well and contains a color coded legend for: proven production; the 8200 ft. Sd.; the 3160 Ms; the 10,500 ft. Sd.; and the 11,000 ft. Sd.]


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company


Permian Basin

[A map of the Southeast New Mexico and West Texas portions of the Permian Basin highlighting the location of Pogo Producing Company oil fields, including the following: McMillan; Shugart; Whitmire; Lost Tank; Airport; Neff; East Livingston Ridge; Teague; N.E. Loving; Sand Dunes; S.E. Red Tank; Antelope Ridge; Sundance; Poker Lake; Cedar Canyon; S. Malaga; Hopper; Keystone; Gemini; Monarch; South Pecos and Ranch Hand.]


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

Gulf of Thailand


[A map of Pogo Producing Company's license area in the Gulf of Thailand, including the Benchamas, Tantawan, Maliwan and Jarmjuree production areas and the Kung and "Triangles" exploration areas.]


   Block B8/32

     Legend
----------------
Block B8/32
Production Area
Block 9A Farm-In
----------------


                                                   [LOGO] Pogo Producing Company

Pogo Producing Company

Hungary

[A geographic map of Hungary showing Pogo Hungary's exploration license acreage in the Szolnok and Tompa Blocks.]


                                                   [LOGO] Pogo Producing Company

                             Combination Benefits


                                             [LOGO] Pogo Producing Company

Combination Benefits

Enhances Geographic Balance of Reserves

Pogo- Proved Reserve Geography(1)
Gulf of Mexico Offshore

       [Pie Chart Showing]

Gulf of Mexico Offshore  - 27%
Permian                  - 26%
Gulf Coast Onshore       -  3%
Kingdom of Thailand      - 44%

Total Proved Reserves: 847.4 Bcfe

North Central - Proved Reserve Geography(2)

       [Pie Chart Showing]

Gulf Coast Onshore       - 64%
Rocky Mountains          - 36%
Total proved Reserves: 532.3 Bcfe

Pro Forma - Proved Reserve Geography

       [Pie Chart Showing]

Gulf Coast Onshore       - 26%
Rocky Mountains          - 14%
Kingdom of Thailand      - 27%
Gulf of Mexico Offshore  - 17%
Permian                  - 16%

Total Proved Reserves: 1,379.7 Bcfe

(2) As of December 31, 1999.
(2) As of June 30, 2000.

                                            [LOGO] Pogo Producing Company

Combination Benefits

Increases Focus on Domestic Natural Gas

Pogo - Proved Reserve Mix(1)

    [Pie Chart Showing]

Oil 472.7 Bcfe 56%
Gas 374.7 Bcfe 44%

Total Proved Reserves: 847.4 Bcfe


North Central - Proved Reserve Mix(2)

    [Pie Chart Showing]

Oil  65.3 Bcfe 12%
Gas 467.0 Bcfe 88%

Total Proved Reserves: 532.3 Bcfe

Pro Forma - Reserve Mix

    [Pie Chart Showing]

Oil  538.0 Bcfe 39%
Gas  841.7 Bcfe 61%

Total Proved Reserves: 1,379.7 Bcfe


(1) As of December 31, 1999.
(2) As of June 30, 2000.


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Combination Benefits

Significantly Increases Production with Attractive Mix

     2000  Estimated
Pogo - Production Mix(1)

        [Pie Chart Showing]

Oil           61 Bcfe  50%
Gas-Domestic  40 Bcfe  33%
Gas-Intl.     21 Bcfe  17%

Total production: 122 Bcfe
     R/P: 6.9 Years(2)

     2000  Estimated
North Central - Production Mix

        [Pie Chart Showing]

Oil    7 Bcfe 17%
Gas   36 Bcfe 83%

Total Production: 43.5 Bcfe
       R/P: 12.4 Years

     2000  Estimated
Pro Forma - Production Mix

        [Pie Chart Showing]

Oil          68 Bcfe  41%
Gas-Domestic 76 Bcfe  46%
Gas-Intl.    21 Bcfe  13%

Total Production: 165 Bcfe
       R/P: 8.3(2)

(1) Estimates from Merrill Lynch Research.
(2) Includes reserves for Pogo as of December 31, 1999.


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                                                                              27

Combination Benefits

Strengthened Competitive Position


Company       2000 Enterprise Value(1) in $MM
-------       -------------------------------
MND           $2,726.7
XTO           $2,413.8
LD            $2,187.2
PPP PF        $2,178.4
NFX           $1,990.2
VPI           $1,875.2
BRR           $1,664.7
OIL           $1,659.1
SGY           $1,528.0
PPP           $1,452.1
THX           $1,049.5
TMBR          $1,016.7
COG           $  919.5
SFY           $  891.4

Company       1999 Reserves(2) in Bcfe
-------       ------------------------
VPI           2,808.1
XTO           2,022.7
OIL           1,590.4
LD            1,464.3
PPP PF        1,379.7
BRR           1,133.8
MND           1,096.4
COG             978.7
PPP             847.4
SGY             596.8
NFX             594.8
THX             541.0
TMBR            523.9
SFY             454.8


Company       2001 Discounted Cash Flow(3)
-------       ----------------------------
PPP PF        $  405.0
MND           $  395.9
NFX           $  388.6
LD            $  352.7
VPI           $  342.6
SGY           $  305.5
XTO           $  302.2
PPP           $  260.0
BRR           $  247.4
THX           $  230.9
OIL           $  226.8
TMBR          $  157.9
COG           $  155.1
SFY           $  127.5

(1) Publicly available data as of November 17, 2000.
(2) Pogo and peer group reserves as of December 31, 1999. North Central reserves as of June 30, 2000.
(3) I/B/E/S estimates as of Nobember 17, 2000. Pogo and Pogo Pro Forma estimates provided by Pogo.


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Combination Benefits

Hedging Program Underwrites Investment

        . A significant portion of North Central's North American natural gas volumes will be hedged through at least 2002

          [arrow] Locks in attractive economics

          [arrow] Reduces price risk

          [arrow] Historical high natural gas prices



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                                                                              29

Overview of North Central Oil Corporation

Acquisition Rationale

   . Long-lived North American reserves heavily weighted towards natural gas

   . High percentage of operated properties with large working interest

   . Highly focused exploration and development programs in attractive core areas

   . Large inventory of attractive exploration prospects with high impact potential

   . Exceptional operating expertise and low cost structure



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                                                                              30

Private Securities Litigation Reform Act Safe Harbor Statement

Except for the historical and present factual information contained herein, the matters set forth in this presentation, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in Pogo's reports filed with the SEC. Pogo disclaims any responsibility to update these forward-looking statements.

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                                                                              31


Additional Information


Pogo will file a proxy statement and other relevant documents concerning the proposed merger transaction with the SEC. Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain
                                 -----------
documents filed with the SEC by Pogo free of charge by requesting them in writing from Pogo Producing Company, 5 Greenway Plaza, Suite 2700, TX 77046,
Attention: Investor Relations, or by telephone at (713) 297-5000 or by fax at
(713) 297-5100.

Pogo and the directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pogo in connection with the merger. Information about the directors and executive officers of Pogo and their ownership of Pogo stock is set forth in the proxy statement for Pogo's 2000 Annual Meeting of stockholders. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Investors and security holders should read the proxy statement carefully when it becomes available before making any investment decisions or voting.



                                          [LOGO] Pogo Producing Company